                          CONSENT OF ERNST & YOUNG LLP,
                  INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the reference to our firm under the caption "Experts" in the Statement of Additional Information included in Pre-Effective Amendment Number 5 to the Registration Statement (Form N-2, 333-120391), and to the inclusion of our report dated May 19, 2005 on the financial statement of RMR Preferred Dividend Fund as of May 18, 2005.

                                                      /s/ ERNST & YOUNG LLP


Boston, Massachusetts
May 20, 2005